                                                                      EXHIBIT 21

                LINCOLN ELECTRIC HOLDINGS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

The Company's subsidiaries and joint ventures are listed in the following table:


                                                       COUNTRY OF                               PERCENT
           NAME                                      INCORPORATION                            OWNERSHIP
           ----                                      -------------                            ---------
The Lincoln Electric Company                           United States                              100
Harris Calorific Limited                               Ireland                                    100
Harris Calorific S.r.l.                                Italy                                      100
Harris Calorific, Inc.                                 United States                              100
Indalco Alloys, Inc.                                   Canada                                     75
Inversiones LyL S.A.                                   Chile                                      50
Kaynak Teknigi Sanayi ve Ticaret A.S.                  Turkey                                     50
Kuang Tai Metal Industrial Co., Ltd.                   Taiwan                                     35
Lincoln Electric (U.K.) Limited                        United Kingdom                             100
Lincoln Electric Argentina, S.A.                       Argentina                                  100
Lincoln Electric Company (Australia)
   Proprietary Limited                                 Australia                                  100
Lincoln Electric Company of Canada Limited             Canada                                     100
Lincoln Electric Do Brasil Ltda.                       Brazil                                     100
Lincoln Electric France S.A.                           France                                     100
Lincoln Electric Italia S.r.l.                         Italy                                      100
C.I.F.E. S.r.l.                                        Italy                                      100
Lincoln Electric Mexicana, S.A. de C.V.                Mexico                                     100
Lincoln Electric Manufactura, S.A. de C.V.             Mexico                                     100
Lincoln Electric Norge AS                              Norway                                     100
Lincoln Electric Philippines, Inc.                     The Philippines                            60
Lincoln Global Inc.                                    United States                              100
Lincoln Smitweld B.V.                                  The Netherlands                            100
Lincoln Smitweld GmbH                                  Germany                                    100
Lincoln-KD, S.A.                                       Spain                                      100
Lincoln Electric Venezuela, C.A.                       Venezuela                                  100
PT Lincoln Austenite Indonesia                         Indonesia                                  76
Sacit S.r.l.                                           Italy                                      100
Tenwell Holdings Pte. Ltd.                             Singapore                                  21
The Lincoln Electric Company
    (Asia Pacific) Pte. Ltd.                           Singapore                                  100




                                       41